   As filed with the Securities and Exchange Commission on December ___, 1999

                                                      Registration No. _________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               IKOS SYSTEMS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   77-0100318
  ----------------------------              ------------------------------------
  (State or other jurisdiction              (I.R.S. employer identification no.)
  of incorporation or organization)

                             19050 PRUNERIDGE AVENUE
                           CUPERTINO, CALIFORNIA 95014
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                               IKOS SYSTEMS, INC.
                             1995 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                                 RAMON A. NUNEZ
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               IKOS SYSTEMS, INC.
                             19050 PRUNERIDGE AVENUE
                           CUPERTINO, CALIFORNIA 95014
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 255-4567

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

================================================================================

                         CALCULATION OF REGISTRATION FEE


                                             Proposed           Proposed
                                             maximum            maximum
Title of securities      Amount to be        offering price     aggregate          Amount of
to be registered(1)      registered(2)       per share(3)       offering price(3)  registration fee
---------------------------------------------------------------------------------------------------

1995 Stock Option Plan

Common Stock               411,684            $7.9375            $3,267,741.75        $862.68
($0.01 par value)

----------

(1) The securities to be registered include options to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price for the shares is based upon the average of the high and low prices of the Common Stock on December 15, 1999, as reported on the Nasdaq National Market.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference

               IKOS Systems, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

               (a) The Company's latest annual report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial information for the Company's latest fiscal year.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               (d) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities

               The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel

               Inapplicable.

Item 6.        Indemnification of Directors and Officers

               Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

               Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

               Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").


Item 7.        Exemption From Registration Claimed

               Inapplicable.

Item 8.        Exhibits

               See Exhibit Index.

Item 9.        Undertakings

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on December 17, 1999.

                                        IKOS SYSTEMS, INC.



                                        By: /s/ Ramon A. Nunez
                                           -------------------------------------
                                           Ramon A. Nunez
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        The officers and directors of IKOS Systems, Inc. whose signatures appear below, hereby constitute and appoint Ramon A. Nunez and Joseph W. Rockom, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                 Title                               Date
                ---------                                 -----                               ----


/s/ Gerald S. Casilli                           Chairman of the Board                   December 17, 1999
----------------------------------------
Gerald S. Casilli

/s/ Ramon A. Nunez                              President, Chief Executive Officer      December 17, 1999
----------------------------------------        and Director (Principal Executive
Ramon A. Nunez                                  Officer)

/s/ Joseph W. Rockom                            Vice President of Finance and           December 17, 1999
----------------------------------------        Administration, Chief Financial
Joseph W. Rockom                                Officer and Secretary (Principal
                                                Financial and Accounting Officer)

                                                Director                                December _, 1999
----------------------------------------
James R. Oyler

/s/ Glenn E. Penisten                           Director                                December 17, 1999
----------------------------------------
Glenn E. Penisten

                                                Director                                December_, 1999
----------------------------------------
William Stevens

/s/ Jackson Hu                                  Director                                December 17, 1999
----------------------------------------
Jackson Hu

                                  EXHIBIT INDEX


4.1 Certificate of Incorporation of the Company is incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission effective July 25, 1990 (File No. 33-35161)

4.2 Certificate of Amendment of the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on May 5, 1994, is incorporated by reference to Exhibit 4.1 to the Company's Registration
        Statement on Form S-8 filed with the Securities and Exchange Commission effective July 26, 1994 (File No. 33-81994)

4.3 Certificate of Amendment of the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on April 24, 1995, is incorporated by reference to Exhibit 4.2 to the Company's Registration
        Statement on Form S-2 filed with the Securities and Exchange Commission effective October 12, 1995 (File No. 33-62525)

4.4 Certificate of Amendment of the Company's Certificate of Incorporation is incorporated by reference to Exhibit 3.4 to the Company's Quarterly
        Report on Form 10-Q for the quarter ended March 29, 1997 filed with the Securities and Exchange Commission effective May 12, 1997 (File No.
        000-18623).

4.5 Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission effective July 25, 1990 (File No.
        33-35161)

4.6 Certificate of Amendment of Bylaws of the Company is incorporated by reference to Exhibit 7 to the Company's report on Form 8-A/A filed with the Securities and Exchange Commission effective February 3, 1999 (File
        No. 000-18623).

4.7 Amended and Restated Rights Agreement dated January 22, 1999 is incorporated by reference to Exhibit 1 to the Company's report on Form
        8-A/A filed with the Securities and Exchange Commission effective
        February 3, 1999 (File No. 000-18623).

5       Opinion re legality

23.1    Consent of Counsel (included in Exhibit 5)

23.2    Consent of Ernst & Young LLP, Independent Auditors

24 Power of Attorney (included in signature pages to this registration statement)